Exhibit 99.1
Contacts:

Tom Crane                                    Melissa Young
973-455-4732                                 612-951-0773



    AlliedSignal-Honeywell Merger Receives Clearance From
European Commission; Will Close Merger Later Today To Launch
     New $24-Billion Technology Leader Called Honeywell

   Cost-Savings Estimate Raised To $750 Million From $500
Million In 2002; First-Year Cost Savings Expected To Be $250
    Million; Company Anticipates Incurring Charge Of $850
                   Million To $950 Million

 Annual EPS Growth Expected To Be 20% In 2000 And To Grow At
   Compounded Annual Rate Of At Least 18% Over Next Three
  Years; Free Cash Flow Before Dividends Expected To Be $3
                       Billion In 2002

Integration Process Underway With Completion Slated For Mid-
       Year 2000; Leadership Team Driving Integration


     MORRIS TOWNSHIP, New Jersey and MINNEAPOLIS, Minnesota,

(December 1, 1999) -- AlliedSignal Inc. and Honeywell Inc.

announced today that they have received clearance from the

European Commission to complete their merger.  The companies said they plan to complete the merger today after the close

of trading on the New York Stock Exchange, marking the

historic launch of a new $24-billion global technology

company operating under the Honeywell name.

     The new company's stock will commence trading under the

symbol HON on December 2 on the New York Stock Exchange.

The stock also will trade on the London, Chicago and Pacific stock exchanges.

     "Today is an exciting day for the shareowners,

employees and customers of the new Honeywell," said Lawrence

A. Bossidy, Chairman of the new Honeywell.  "We are

embarking on a wonderful journey as a newly minted global

technology powerhouse.  The new Honeywell is a broader and

more resilient company, possessing the efficiency, diversity and durability to generate consistent earnings performance

and growth."

     The merger will be immediately accretive to earnings,

with earnings per share expected to grow by 20% in 2000 and

at a compounded annual rate of at least 18% over the next

three years.  Annual operating margin is expected to grow at least one point per year from 14% in 1999, and free cash

flow before dividends is expected to be $3 billion in 2002.

Honeywell will have an annual revenue-growth goal of 8% to

10%.

     Michael R. Bonsignore, the new company's Chief

Executive Officer, said, "We are poised to deliver on all of our commitments, making the new Honeywell a great company to do business with, invest in and work for.  We have a proven

Six Sigma productivity engine, which enables us to pursue

exciting prospects for future revenue growth through a wider range of products and integrated solutions offerings and

through the critical mass the combined company has gained in

Europe and Asia."

     The European Commission did not ask the companies to

make any divestitures beyond those called for in the

companies' agreement in principle with the U.S. Department

of Justice (DOJ).


Integration Teams Find Additional Cost Savings
     Honeywell has raised the previously announced cost-

savings estimate for 2002 to $750 million from $500 million.

The integration teams have found additional opportunities

for cost savings primarily through the combining of the

companies' global infrastructures, implementing the shared

services concept, which includes the consolidation of

information systems, and leveraging the combined company's

purchasing strength.

     The company estimates that there will be a charge of

approximately $850 million to $950 million related to the

merger integration and other restructuring actions.

     "We will perpetuate a broad and far-reaching Six Sigma

discipline throughout the new Honeywell to create added

value for our shareowners and our customers," Bonsignore

added.  "We are training 240 Six Sigma Black Belts who will

immediately begin work in the original Honeywell businesses,

and we plan to add an additional 260 Black Belts to our

total population of more than 3,000 to work throughout our

businesses in 2000."

     With the merger's closing, Bossidy noted that the

integration process is now on an accelerated timetable.  "We have spent the past five months developing comprehensive

integration plans and will now swiftly implement them across the new company," Bossidy said.  "We expect to complete the

bulk of our integration activities by mid-year 2000."


Revenue Synergies And Growth Opportunities

     Bonsignore said the company has identified

opportunities to achieve significant revenue synergies by

2002.  "The integration planning teams have done a terrific

job in identifying synergies across the company that will

enable us to meet our commitments," he added.

     Honeywell is pursuing a variety of revenue growth

opportunities.  One example is the emerging free-flight

system in the aviation industry.  The free-flight system

will lead to more on-time flights, less airway congestion

and lower operating costs for airlines by enabling aircraft

to use travel routes outside of traditional airways.

     The company is leading a team of avionics companies

working with the FAA to develop the software that will serve as the backbone of the free-flight communications system.

The free-flight market is expected to be a $10-billion

industry, and the company's broad range of avionics products and integrated systems will play an important part in the

free-flight system.

     A number of key growth opportunities also exist in the

area of e-business.  Examples include MyPlant.com

(www.myplant.com), which provides customers with easy access to a broad range of the company's and third-parties' process industry solutions.  "MyPlant.com and other e-business

initiatives are leveraging the powerful connectivity

advantages of the Internet to give our global customers fast and easy access to best-in-class technologies that can

significantly improve their operations," Bonsignore said.

     Overall, he added that the new company is well

positioned for both short- and long-term growth, with more

than 75% of its products leading their respective industries and most having superior technological positions.  Many of

these product offerings lead to significant service revenues beyond the original sale.  The company's broad services and

solutions portfolio includes more than 10,000 patents and

proprietary solutions.


Leadership
     The new company's leadership group, which was announced

on June 7 of this year, has been driving the integration

process.  Robert D. Johnson, formerly President and CEO of

AlliedSignal's Aerospace business, and Giannantonio Ferrari,

formerly Honeywell's President and Chief Operating Officer,

are the new company's two Chief Operating Officers.  Johnson is responsible for the company's aerospace operations, which have combined annual revenues of about $10 billion.  Ferrari is responsible for the remaining diversified businesses,

which have combined annual revenues of approximately $14

billion.

     Other leadership members include Peter Kreindler,

Senior Vice President and General Counsel; James Porter,

Senior Vice President, Information Systems and Business

Services; Donald Redlinger, Senior Vice President, Human

Resources and Communications; and Richard Wallman, Senior

Vice President and Chief Financial Officer.  Ray Stark, Vice

President, Six Sigma and Productivity, will continue to lead the merger integration process in addition to overseeing the company's Six Sigma and productivity initiatives.


New Board Of Directors
     Honeywell's new 15-member Board of Directors comprises

nine members from the AlliedSignal Inc. Board and six

members from the Honeywell Inc. Board.  They are:


Lawrence A. Bossidy, Chairman of the Board, Honeywell
Michael R. Bonsignore, Chief Executive Officer, Honeywell
Hans W. Becherer, Chairman and CEO, Deere and Company
Gordon M. Bethune, Chairman and CEO, Continental Airlines, Inc.
Marshall N. Carter, Chairman and CEO, State Street Corporation
Ann M. Fudge, Executive Vice President, Kraft Foods, Inc.
James J. Howard, Chairman, President and CEO, Northern States Power Company Bruce Karatz, Chairman, President and CEO, Kaufman and Broad Home Corporation Robert P. Luciano, retired Chairman and CEO, Schering-Plough Corporation Russell E. Palmer, Chairman and CEO, Palmer Group
Jaime Chico Pardo, CEO, Telefonos de Mexico, S.A. de C.V (TELMEX)
Ivan G. Seidenberg, Chairman and CEO, Bell Atlantic Corporation
Andrew C. Sigler, retired Chairman and CEO, Champion International
    Corporation
John R. Stafford, Chairman, President and CEO, American Home Products
    Corporation
Michael W. Wright, Chairman, President and CEO, SUPERVALU INC.



Effect Of The Merger
     The all-stock merger is tax free to shareholders,

except for cash paid in lieu of fractional shares.  Each

share of the Honeywell Inc. stock is being exchanged for

1.875 shares of the new Honeywell, formerly named

AlliedSignal Inc.  Based on 128 million former Honeywell

shares outstanding and the closing price of AlliedSignal's

shares ($60) on November 30, 1999, the transaction is valued at more than $14 billion.  When all of the former Honeywell

shares are exchanged, the new company will have

approximately 793 million shares outstanding with a market

capitalization in excess of $47 billion.  The merger is

being accounted for as a pooling of interests.

     Honeywell is a US$24-billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; power generation systems; specialty chemicals; fibers; plastics; and electronic and advanced materials. The company employs approximately 120,000 people in 95 countries. Honeywell is traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific stock exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. Additional information on the company is available on the Internet at: http://www.honeywell.com.


 This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934,
    including statements aboutfuture business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts.  For a detailed discussion of the
   company's forward-looking statements and the risks and uncertainties associated with such statements, please see page 15 of the company's joint proxy statement/prospectus dated July 23, 1999, filed with the SEC.


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